SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ---------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             SIEBERT FINANCIAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                    New York
         (State or Other Jurisdiction of Incorporation or Organization)

                                   11-1796714
                      (I.R.S. Employer Identification No.)

                          885 Third Avenue, Suite 1720
                            New York, New York 10022
               (Address of Principal Executive Offices) (Zip Code)

                 SIEBERT FINANCIAL CORP. 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               Sarah Hewitt, Esq.
                  Brown Raysman Millstein Felder & Steiner LLP
                              120 West 45th Street
                            New York, New York 10036
                     (Name and Address of Agent For Service)
                                  212-944-1515
          (Telephone Number, Including Area Code, of Agent For Service)

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

                         CALCULATION OF REGISTRATION FEE
=======================================================================================================
                                                  Proposed             Proposed
        Title Of                                   Maximum              Maximum             Amount Of
       Securities              Amount             Offering             Aggregate           Registration
          To Be                 To Be             Price Per            Offering                Fee
       Registered            Registered           Share (1)            Price (1)
-------------------------------------------------------------------------------------------------------

  Common Stock, par       525,000 shares            $9.3125              $4,889,062.50        $442.28
  value $.01 per share
=======================================================================================================

 (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, based solely on the average of the bid and asked prices of the registrant's Common Stock reported on The Nasdaq SmallCap Market on January 2, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

         (a) Siebert Financial Corp.'s (the "Company") Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1996.

         (b) (i) The Company's Current Report on Form 8-K, filed on March 5, 1997, regarding a change of the Company's fiscal year; (ii) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997; (iii) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997; and (iv) the Company's Quarterly Report on Form 10-QSB, as amended, for the fiscal quarter ended September 30, 1997.

         (c) The description of the Common Stock of the Company contained in the Company's registration statement on Form S-1 (Registration No. 333-18855), filed with the Commission on December 27, 1996, as amended (the "Registration Statement").

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of Common Stock offered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Incorporated by reference to the description of the Common Stock of the Company contained in the Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         No named experts have interests in the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Certificate of Incorporation of the Company, as amended and restated, provides that the liability of each and every director, in such person's capacity as a director, to the Company and its shareholders, shall be limited and eliminated to the full extent by law (as now or hereafter in effect).

         The By-laws of the Company provide that the Company shall indemnify any person made a party to a DERIVATIVE ACTION by reason of the fact that such person was or is a director of the Company, against the reasonable expenses incurred by such person in connection with the defense of such an action or appeal therein, except in matters where such director is found to have breached his or her duty to the Company as set forth in Section 717 of the New York Business Corporation Law, as then in effect or thereafter amended (the "BCL").

         Section 722(c) of the BCL sets forth the standard that a director must meet to be entitled to indemnification in derivative actions. In such actions, the director must have conducted himself or herself in good faith, for a purposes which he or she reasonably believed to be in the best interest of the Company and, in criminal actions or proceediings, in addition, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that no indemnification is permitted in (a) threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court hearing such matter determines that the person is fairly and reasonably entitled to indemnification.

         The By-laws of the Company provide that the Company shall indemnify any person made a party to an action OTHER THAN A DERIVITIVE ACTION by reason of the fact that such person was or is a director of the Company, against the reasonable expenses incurred by such person in connection with the defense of such an action or appeal therein, so long as the director acted in good faith, for a purpose the director reasonably believed to be in the best interest of the Company and, in criminal matters, in addition, had not reasonable cause to believe that his or her conduct was unlawful.

         Section 722(a) of the BCL sets forth the standard that a director must meet to be entitled to indemnification in an action other than a derivative action. In such an action, the director must have conducted himself or herself in good faith, for a purposes which he reasonably believed to be in the best interest of the Company and, in criminal actions or proceediings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

  4 Description of the Common Stock of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-18855), filed with the Commission on December 27, 1996 and amended on January 21, 1997 and March 10, 1997).

  5 Opinion of Brown Raysman Millstein Felder & Steiner LLP, counsel to the Company, as to the legality of the shares of Common Stock being registered and to be issued by the Company.

 23.1    Consent of Richard A. Eisner & Company, LLP.

 23.2 The consent of Brown Raysman Millstein Felder & Steiner LLP is contained in its opinion filed as Exhibit 5 to this registration statement.

ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         (2) That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, office or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 5th day of January, 1998.

                                    SIEBERT FINANCIAL CORP.


                                    By: /s/ Muriel F. Siebert
                                       -----------------------------------------
                                            Muriel F. Siebert
                                            Chairman of the Board and President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
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

NAME                                        TITLE                                       DATE
----                                        -----                                       ----


/s/ Muriel F. Siebert               President, Director  and Chairman           January 5, 1998
----------------------------------- of the Board
Muriel F. Siebert                   (principal executive officer)


/s/ Richard M. Feldman              Executive Vice President-Finance and        January 5, 1998
----------------------------------- Chief Financial Officer
Richard M. Feldman                  (principal financial and
                                    accounting officer)

/s/ Nicholas P. Dermigny
----------------------------------- Director                                    January 5, 1998
Nicholas P. Dermigny

/s/ Monte E. Wetzler
----------------------------------- Director                                    January 5, 1998
Monte E. Wetzler


/s/ Patricia L. Francy
----------------------------------- Director                                    January 5, 1998
Patricia L. Francy


/s/ Jane H. Macon
----------------------------------- Director                                    January 5, 1998
Jane H. Macon

                                  EXHIBIT INDEX


    NUMBER                          EXHIBIT
    ------                          -------

      4 Description of the Common Stock of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-18855), filed with the Commission on December 27, 1996 and amended on January 21, 1997 and March 10, 1997).

      5 Opinion of Brown Raysman Millstein Felder & Steiner LLP, counsel to the Company, as to the legality of the shares of Common Stock being registered and to be issued by the Company.

   23.1           Consent of Richard A. Eisner & Company, LLP.

   23.2 The consent of Brown Raysman Millstein Felder & Steiner LLP is contained in its opinion filed as Exhibit 5 to this registration statement.